UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2007

DYNATEM, INC.

(Exact name of Registrant as specified in its charter)

California	0-16250	95-3627099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

23263 Madero, Suite C, Mission Viejo, California 92691

(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 855-3235

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 8.01.    OTHER EVENTS.

Effective March 9, 2007, Dynatem, Inc. (the “Company”) received a purchase order from one of the Company’s current customers for the delivery of the Company’s DPM CPU Board systems with an aggregate gross revenue value in excess of $1,500,000 (the “Systems”). The Systems are scheduled for shipment on various dates beginning on or before June 4, 2007 and continuing through February 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNATEM, INC.

Date: March 22, 2007	By:	/s/ Michael Horan
Michael Horan, President